SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    July 17, 2001
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

    Delaware                 1-7182                     13-2740599
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 (State or Other          (Commission                (I.R.S. Employer
  Jurisdiction of         File Number)              Identification No.)
  Incorporation)

4 World Financial Center, New York, New York               10080
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(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:    (212) 449-1000
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     (Former Name or Former Address, if Changed Since Last Report.)



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Item 5.  Other Events
---------------------

Filed herewith is the Preliminary Unaudited Earnings Summary for the three- and six-month periods ended June 29, 2001 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated July 17, 2001. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Preferred stockholders' equity, common stockholders' equity, long-term borrowings and preferred securities issued by subsidiaries as of June 29, 2001 were approximately $425 million, $20.3 billion, $79.5 billion, and $2.7 billion, respectively.

On July 17, Merrill Lynch reported second-quarter net earnings of $541 million, 41% lower than the second quarter of 2000. Earnings per common share were $0.63 basic and $0.56 diluted, compared with $1.15 basic and $1.01 diluted in the 2000 second quarter. The pre-tax profit margin for the quarter was 15.3%, compared with 20.7% in the second quarter of 2000.

Year-to-date net earnings were $1.4 billion, 30% lower than the first half of 2000. Net revenues were $12.0 billion, down 17% from the first six months of 2000. The effect of declining revenues on earnings was limited by a 13% reduction in year-to-date expenses, including a 7% reduction in non-compensation costs. The first half pre-tax margin was 18.4%, approximately 3 percentage points lower than the year-ago period. Annualized year-to-date return on equity was 14.5%.

Commenting on the current market environment, Thomas H. Patrick, chief financial officer, added: "The revenue outlook remains uncertain through what is normally a seasonally slow summer period. Without a significant improvement in market conditions from June levels, it is likely that our third quarter earnings would be lower than the second quarter."


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BUSINESS SEGMENT REVIEW:
------------------------

CORPORATE AND INSTITUTIONAL CLIENT GROUP (CICG)
CICG faced a continued difficult market environment in the second quarter, particularly in equity trading. Fixed income trading and origination also slowed from the particularly favorable levels seen earlier in the year. In the first half of 2001, Merrill Lynch strengthened its position in announced mergers and acquisitions and equity origination, although industry volumes remain well below prior-year levels.


o Second-quarter pre-tax earnings, which include the impact of severance expenses, were $534 million, down 49% from the second quarter of 2000 and 45% from the first quarter of 2001. Net revenues declined 24% from the second quarter of 2000, to $2.5 billion, while CICG's pre-tax margin in the quarter was 21.2%, compared with 31.4% in the 2000 second quarter.

o The reduction in CICG's revenues was the result of a sharp decline in equity trading since the second quarter of 2000, and an equal reduction in debt and equity trading revenues from the 2001 first quarter that more than offset an increase in investment banking revenues. The decline in equity trading was equally attributable to the equity-linked and cash businesses. This reduction was driven by lower trading volumes, reduced market volatility, the effect of lower stock prices on principal-traded market revenues, and the additional impact of decimalization on trading spreads in the Nasdaq market.

o Total debt markets revenues exceeded the 2000 second quarter, and are significantly ahead of 2000 results on a year-to-date basis. The decline in revenues from the first quarter was primarily in derivatives and government bonds. First-quarter results also included the favorable impact of the sale of certain energy-trading assets. On a year-to-date basis, debt markets revenue growth was driven by strong performances in interest rate and currency derivatives, and investment grade debt.

o    Merrill  Lynch  continued  to  demonstrate  leadership  in debt and  equity origination, ranking #1 in global debt and #2 in global equity and equity-linked underwriting with year-to-date market shares of 12.1% and 15.0%, respectively, according to Thomson Financial Securities Data. Merrill Lynch's strength in difficult primary markets was driven by innovation in equity-linked products, and its powerful global distribution capabilities. In equity-linked, Merrill Lynch maintained its #1 global ranking with a 21.7% market share, according to Thomson Financial Securities Data.

o In mergers and acquisitions, Merrill Lynch strengthened its position and captured a greater share of announced global and European business during the first half, ranking #2 in both categories, with market shares of 22.4% and 22.6%, according to Thomson Financial Securities Data.

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PRIVATE CLIENT GROUP
Private Client faced continued challenging market conditions as individual investors further reduced trading activity. However, continued progress with initiatives to reduce expenses limited the impact of lower revenues on earnings.

o Second-quarter pre-tax earnings were $293 million, 6% lower than the second quarter of 2000 and 18% lower than the first quarter of this year. Private Client net revenues declined 14% from the 2000 second quarter and 5% from the 2001 first quarter, to $2.6 billion. Revenues were adversely affected by lower transaction volumes and reduced demand for new mutual fund products. Partially offsetting the decline from the year-ago quarter was an increase in net interest profit. The pre-tax margin in the quarter was 11.4%, up from 10.4% in the 2000 second quarter. Expenses in the quarter include severance payments and charges related to the sale or exit of various business activities. Excluding these items, the pre-tax margin in the quarter was 14.4%.

o In the United States, Private Client's second-quarter pre-tax earnings increased from the 2000 second quarter, and the pre-tax margin was nearly two percentage points above year-ago levels. Outside the United States, actions taken to reduce expenses in all regions led to improved pre-tax results from the first quarter.

o Total assets in client accounts rose 5% from the 2001 first quarter to $1.6 trillion, including $1.4 trillion of assets in private client accounts. Net new money flows into Private Client accounts totaled $5 billion in the quarter. Assets in asset-priced accounts were $208 billion, 8% above the first quarter levels. These accounts, which generate recurring revenues, continue to represent a growing proportion of Private Client assets. U.S. bank deposits were $67 billion, essentially unchanged from first quarter 2001.

o In the United States, the Merrill Lynch Financial Advisory Center is ahead of schedule towards its target of enrolling 500,000 accounts in 2001. Preliminary studies show improved client satisfaction and retention rates, as well as increased revenue velocity. A similar service strategy is being implemented outside the United States.


MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
MLIM's investment performance continues to be strong. More than 70% of U.S. equity mutual fund assets have above-median performance for the 1, 3 and 5-year periods. Two-thirds of our global retail and institutional assets under management outperformed their relevant median or benchmark over the past year.

o Second-quarter pre-tax earnings were $106 million, 23% below the 2000 second quarter, but up 3% from the first quarter of this year. Net revenues declined by 8% from the second quarter of 2000, to $559 million, and were down slightly from the

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     first quarter of this year. MLIM's second quarter pre-tax margin was 19.0%, compared with 22.6% in last-year's second quarter and 18.1% in the first quarter of this year. As with our other businesses, MLIM's results include severance costs incurred in the quarter.

o Compared with the year-ago quarter, MLIM's earnings have been adversely affected by a market-driven decline in the value of assets under management. However, savings from actions taken to reduce expenses and rationalize the investment platform are being realized, increasing the underlying profitability of the business.

o Assets under management totaled $533 billion at the end of the second quarter, including $4 billion of net inflows after adjusting for money flows into U.S. bank deposits. This marks the seventh consecutive quarter of positive flows into assets under management.

o MLIM is making solid progress in strategic revenue growth areas, including alternative investments, private account products and third party distribution of mutual funds. Recent improvements in the penetration of MLIM products into Merrill Lynch's private client channels are being sustained.


SECOND-QUARTER INCOME STATEMENT REVIEW:
---------------------------------------

REVENUES

Net revenues were $5.6 billion, 19% lower than the 2000 second quarter and 13% below the first quarter of this year.

Commission revenues were $1.4 billion, down 17% from the 2000 second quarter and 10% lower than the first quarter of 2001, due primarily to a global decline in client transaction volumes, particularly in equities and mutual funds. Over the past year, commission revenues have also been negatively impacted as clients have opened asset-priced accounts, paying fees in place of commissions.

Principal transaction revenues decreased 41% from the second quarter of 2000 and 48% from the first quarter of this year, to $911 million. The decrease from the year-ago quarter is primarily due to significantly lower revenues from equities and equity derivatives. The decrease from the first quarter reflects a weakening in equity and debt markets as well as the favorable impact of the first quarter sale of certain energy-trading assets.

Underwriting revenues were $662 million, 10% lower than the second quarter a year ago but 5% above the first quarter of 2001. Strategic advisory revenues declined 11% from the 2000 second quarter, to $313 million, and increased 10% from the first quarter. The benefit of Merrill Lynch's market share gains was more than offset by the year-over-year decline in global investment banking activity.


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Asset  management  and portfolio  service fees were $1.4 billion,  down slightly from the second quarter of 2000 and the first quarter of 2001. The decrease since the 2000 second quarter reflects a reduction in money market fund balances, as assets have migrated to bank deposits. The small decrease since the first quarter of 2001 is related to lower valuations of assets in asset-priced accounts. Fees on these accounts are calculated based on asset valuations at the beginning of each quarter.

Other revenues were $153 million, down $129 million from the 2000 second quarter and virtually unchanged from the first quarter of 2001. The year-over-year decrease resulted from lower gains on investments.

Net interest profit was $816 million, $47 million lower than in the year-ago quarter and $107 million higher than the first quarter of 2001.

EXPENSES

Compensation and benefits expenses, which included $129 million of severance expenses, decreased 15% from the 2000 second quarter and 8% from the first quarter of 2001 to $3.0 billion. Compensation and benefits expenses were 53.4% of net revenues for the second quarter of 2001 (51.1% excluding severance costs), compared to 51.3% in the year ago quarter.

Non-compensation expenses decreased 9% from the 2000 second quarter and 4% from the first quarter of 2001. Details of changes in non-compensation expenses from the second quarter of 2000 follow:

o    communications  and  technology  expenses  were  $568  million,   down  3%,
     primarily due to reduced systems consulting costs;

o occupancy and related depreciation was $270 million, up 5%, as a result of increased rental and other occupancy expenses;

o advertising and market development expenses declined $61 million, or 23%, primarily as a result of reduced spending on travel and advertising;

o    brokerage, clearing, and exchange fees were $243 million, up $10 million;

o professional fees decreased 10%, to $151 million, largely due to reduced spending on employment and consulting services;

o    goodwill amortization was essentially unchanged at $51 million; and,

o other expenses were 28% lower, at $259 million, due to a reduction in provisions for various business matters.

Merrill Lynch's year-to-date effective tax rate was 31.3%.


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STAFFING

Merrill Lynch's global full-time employees totaled 68,200 at the end of the quarter. The decline of 3,800 since year-end 2000 is due primarily to the implementation of various strategic outsourcing initiatives announced during 2000, the sale or exit of selected businesses, managed reduction of staff, attrition, and reduced hiring. Merrill Lynch continues to selectively hire talented professionals into each of its businesses.

                  *                 *                *                 *

Merrill Lynch may make or publish forward-looking statements about management expectations, strategic objectives, business prospects, anticipated financial performance, and other similar matters. A variety of factors, many of which are beyond Merrill Lynch's control, could cause actual results and experience to differ materially from the expectations expressed in these statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and potential competitors, the effect of current and future legislation or regulation, and additional factors described in Merrill Lynch's 2000 Annual Report on Form 10-K and subsequent reports on Form 8-K and Form 10-Q, which are available at the SEC's website, www.sec.gov. Merrill Lynch undertakes no responsibility to update or revise any forward-looking statements.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

         (c)      Exhibits
                  --------

                  (99)     Additional Exhibits

                           (i) Preliminary Unaudited Earnings Summary for the three- and six-month periods ended June 29, 2001 and supplemental information.








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                                    SIGNATURE


Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                  MERRILL LYNCH & CO., INC.
                                          --------------------------------------
                                                       (Registrant)





                                          By:   /s/ Thomas H. Patrick
                                          --------------------------------------
                                                    Thomas H. Patrick
                                                    Executive Vice President and
                                                    Chief Financial Officer


Date:    July 17, 2001


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                                  EXHIBIT INDEX
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Exhibit No.     Description                                               Page
-----------     -----------                                               ----

(99)            Additional Exhibits                                       11-16

                (i) Preliminary Unaudited Earnings Summary for the three- and six-month periods ended June 29, 2001 and supplemental information.







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